Exhibit 32.1
WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Amended Quarterly Report of NuZee, Inc. and its subsidiaries (the "Company") on Form 10-Q /A for the period ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the Company's Chief Executive Officer, Masateru Higashida, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 21 , 2017	NUZEE, INC.

		By:	/s/ Masateru Higashida

Masateru Higashida, President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Secretary, Treasurer and Director (Sole Officer and Director)